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                                  EXHIBIT 23.2

               CONSENT OF ROTHGERBER, APPEL, POWERS & JOHNSON LLP
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                                  EXHIBIT 23.2




                                  July 22, 1996


                            CONSENT OF LEGAL COUNSEL




TriCo Bancshares
15 Independence Circle
Chico, CA  95926

Dear Sirs:

        We consent to the use in the Form S-4 Registration Statement of TriCo Bancshares (the "Corporation"), to be filed on or about July 16, 1996, relating to the registration of shares to be issued pursuant to the merger of Sutter Buttes Savings Bank, F.S.B. with and into Tri Counties Bank pursuant to that certain Acquisition Agreement and Plan of Merger entered into as of June 15, 1996 by and among the Corporation, Tri Counties Bank, and Sutter Buttes Savings Bank, F.S.B., of our name and the statement with respect to our firm under the heading of "Legal Opinions."

                                Sincerely yours,

                             /s/ROTHGERBER, APPEL, POWERS & JOHNSON LLP




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